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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 of our reports dated February 28, 1997, except for Notes 1 and 9 as to which the date is July 18, 1997 on our audits of the consolidated financial statements and financial statement schedule of CMP Media Inc. and subsidiaries. We also consent to the reference to our firm under the caption "Experts".

                                          COOPERS & LYBRAND L.L.P.

New York, New York
July 24, 1997.